Exhibit 10.17(b)

June 1, 2014

300 North Capital LLC

300 North Lake Avenue - Suite 1120

Pasadena, CA 91101-4111

Attention: Ms. Erin Chetwood

Re:	Management Agreement Renewals

Dear Ms. Chetwood:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2015 and all other provisions of the Management Agreements will remain unchanged.

•	Emerging CTA Portfolio L.P.
•	300 North Capital Master Fund L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mrs. Alice Lonero at the address above or fax to 212-296-6868. If you have any questions I can be reached at 212-296-1304.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Alice Lonero
Alice Lonero
Chief Financial Officer

300 NORTH CAPITAL LLC

By:	/s/ Richard S. Campagna

Print Name:	Richard S. Campagna

AL/sr